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                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                                      OF
                               IMAX CORPORATION


     The undersigned, being all of the directors of Imax Corporation (the "Corporation"), hereby sign the following resolution:

RESOLVED THAT:


I.  APPROVAL OF FILING OF THE ANNUAL REPORT ON FORM 10-K

(1) The 1997 Annual Report of the Corporation on Form 10-K in substantially the form of the draft Form 10-K circulated to the Board of Directors of the Corporation, together with the French language version thereof to be translated by Quebec counsel to the Corporation, together with the documents incorporated therein by reference as set out in the Form 10-K, (collectively, the "10-K"), are hereby approved for filing with the Securities and Exchange Commission of the United States of America, (the "SEC") and such other regulatory authorities as may be required, subject to such amendments, variations, additions, deletions and changes as may be authorized by a Co-Chief Executive Officer.

(2) Each of the Co-Chief Executive Officers, the Executive Vice President, Operations, the Vice President and Corporate Controller and the directors of the Corporation are authorized and directed to execute, either personally or by power of attorney, and to file the 10-K, as finalized and approved by either of the Co-Chief Executive Officers of the Corporation, with the SEC and with such other regulatory authorities as may be required at such time as they deem appropriate.

(3) The officers and directors of the Corporation referred to in paragraph (2) are hereby authorized and directed to execute and file the French language versions of the 10-K, subject to receipt of favourable opinions of counsel as to the adequacy of the translation of such French language version of the 10-K.

(4) Each of the directors hereby constitutes and appoints John M. Davison and Peter J. Chilibeck and each of them severally, as his true and lawful attorney or attorneys with power of substitution and re-substitution to sign in his name, place and stead in any and all such capacities the 10-K, including the French language version thereof, and any and all amendments thereto and documents in connection therewith, and to file the same with the SEC and such other regulatory authorities as may be required, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of the directors of the Corporation, every act whatsoever which such attorneys, or either of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such director of the Corporation might or could do in person.

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(5)  The proper officers of the Corporation are hereby authorized and directed to take all necessary and advisable steps to implement the foregoing.

Dated this 27th day of March, 1998.



/s/ Bradley J. Wechsler                         /s/ Richard L. Gelfond
------------------------------                  ------------------------------
Bradley J. Wechler                              Richard L. Gelfond


/s/ John M. Davison                             /s/ I. Graeme Ferguson
------------------------------                  ------------------------------
John M. Davison                                 I. Graeme Ferguson


/s/ Michael Fuchs                               /s/ Garth M. Girvan
------------------------------                  ------------------------------
Michael Fuchs                                   Garth M. Girvan


/s/ Murray B. Koffler                           /s/ Philip C. Moore
-----------------------------                   ------------------------------
Murray B. Koffler                               Philip C. Moore



/s/ Miles S. Nadal                              /s/ Marc A. Utay
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Miles S. Nadal                                  Marc A. Utay